Exhibit 99.1
IsoPlexis Reports Third Quarter 2022 Financial Results

BRANFORD, CONN., November 10, 2022 – IsoPlexis Corporation (Nasdaq: ISO), a company empowering labs to leverage the cells and proteome changing the course of human health, today reported financial results for the quarter ended September 30, 2022.

Recent Highlights

•Revenue of $4.5 million for the third quarter 2022, representing a 7% increase from the corresponding period of 2021

•Sold 23 new instruments in the third quarter, bringing cumulative instruments sold to 277

•Reduced total operating expenses by 27% from the prior quarter and 37% from Q1, due to continued efforts to streamline operations and enhance productivity

•Partnered with MediMergent and The Center for Cancer and Blood Disorders to leverage the Company’s single-cell proteomics technology in a large multi-site study of immuno-compromised cancer patients

•Demonstrated early impact and validation of CodePlex platform with the first publication in the APAC region in the journal Scientific Reports from researchers at Shanghai Institute of Hematology

•Appointed former Luminex Corporation Chairman and CEO, Nachum “Homi” Shamir, to its Board of Directors

“We have made encouraging progress this quarter as we focused on organizing our sales team and strengthening our pipeline. Despite operating in a challenging and uncertain environment, I am pleased with our team’s progress toward our mission to bring cellular and proteomic analysis technology to researchers and labs around the world,” said Sean Mackay, Co-founder and CEO of IsoPlexis. “As we get closer to the launch of our new CodePlex bulk proteomics offering, we have already seen key publications and data that validate the technology and demonstrate the early impact of the platform. We continue to see strong demand for our innovative technology and remain optimistic on our long-term outlook.”

Third Quarter 2022 Financial Results

Revenue was $4.5 million for the three months ended September 30, 2022, a 7% increase from $4.2 million for the three months ended September 30, 2021. This increase was driven by higher consumable revenue and service revenue, which was partially offset by overall economic slowness and inflationary challenges, particularly outside the U.S., that resulted in slightly lower instrument revenue.

Gross margin was 50% for the third quarter of 2022, as compared to 47% for the corresponding prior year period.

Total operating expenses were $19.2 million for the third quarter of 2022, representing a 12% reduction from the third quarter of 2021 and a 27% reduction from the second quarter of 2022.

Operating loss was $17.0 million for the third quarter of 2022, as compared to $19.9 million for the corresponding prior year period.

Net loss was $18.5 million for the third quarter of 2022, as compared to a net loss of $20.2 million for the corresponding prior year period.

Cash was $53.1 million as of September 30, 2022.

2022 Guidance

IsoPlexis now expects full year 2022 revenue to increase by 11%-15% over full year 2021.

Webcast Information

IsoPlexis will host a conference call to discuss the third quarter 2022 financial results before market open on Thursday, November 10, 2022 at 5:30 am Pacific Time / 8:30 am Eastern Time. A webcast of the conference call can be accessed at http://investors.isoplexis.com. The webcast will be archived and available for replay for at least 90 days after the event.

Please also find our updated investor presentation on our website (https://investors.isoplexis.com/news-events/presentations).

About IsoPlexis

IsoPlexis is empowering labs to leverage the cells and proteome changing the course of human health. Its platforms provide insights into how multi-functional immune cells communicate and respond, assisting researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy.

IsoPlexis has been named Top Innovation or Design by The Scientist Magazine, Fierce, BIG Innovation, Red Dot and multiple others. The IsoPlexis platform is used globally by researchers, including those at the top 15 global pharmaceutical companies by revenue and 78% of leading U.S. comprehensive cancer centers.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, including our financial guidance, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “continuing,” “forward,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following: estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing; the implementation of our business model and strategic plans for our products and technologies; competitive companies and technologies and our industry; our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers; our ability to develop and commercialize new products; our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement; the performance of third party suppliers; our ability to hire and retain key personnel and to manage our future growth effectively; our ability to obtain additional financing in future offerings; our ability to comply with financial covenants in our existing debt facility; the volatility of the trading price of our common stock; our expectations regarding use of proceeds from our initial public offering (“IPO”); the potential effects of government regulation; the impact of COVID-19 on our business; and our expectations about market trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section “Risk Factors” included in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022, and our other subsequent filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
investors@isoplexis.com

Press Contact
press@isoplexis.com

IsoPlexis Corporation
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue
Product revenue	$3,633	$3,890	$11,410	$10,906
Service revenue	851	303	1,990	810
Total revenue	4,484	4,193	13,400	11,716
Cost of product revenue	2,187	2,207	6,329	5,758
Cost of service revenue	40	13	182	41
Gross profit	2,257	1,973	6,889	5,917
Operating expenses:
Research and development expenses	4,169	4,700	18,359	13,869
General and administrative expenses	8,782	7,106	28,705	16,670
Sales and marketing expenses	5,702	10,066	24,992	27,097
Restructuring expenses	574	—	4,273	—
Total operating expenses	19,227	21,872	76,329	57,636
Loss from operations	(16,970)	(19,899)	(69,440)	(51,719)
Other income (expense):
Interest expense, net	(1,485)	(1,065)	(3,679)	(2,678)
Other income (expense), net	—	765	334	(1,915)
Net loss	$(18,455)	$(20,199)	$(72,785)	$(56,312)
Accrued dividends on preferred stock	—	(3,400)	—	(10,010)
Net loss attributable to common stockholders	(18,455)	(23,599)	(72,785)	(66,322)
Basic and diluted net loss per common share	$(0.47)	$(10.66)	$(1.86)	$(30.59)
Weighted-average common shares outstanding—basic and diluted	39,464,883	2,213,825	39,227,703	2,168,259

IsoPlexis Corporation
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share amounts)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$53,128	$126,566
Accounts receivable, net	4,569	4,100
Inventories, net	38,247	24,299
Prepaid expenses and other current assets	1,679	3,478
Total current assets	97,623	158,443
Property and equipment, net	11,331	5,778
Intangible assets, net	20,162	21,008
Operating lease right-of-use assets	5,381	—
Other assets	355	2,243
Total assets	$134,852	$187,472
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,032	$4,839
Accrued expenses and other current liabilities	6,150	7,827
Deferred revenue	1,034	915
Total current liabilities	11,216	13,581
Long-term operating lease obligations	4,080	—
Long-term debt	46,051	31,646
Total liabilities:	61,347	45,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,535,322 and 39,036,010 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	39	39
Additional paid-in capital	280,225	276,179
Accumulated deficit	(206,759)	(133,973)
Total stockholders’ equity	73,505	142,245
Total liabilities and stockholders’ equity	$134,852	$187,472